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EXHIBIT 99.2
                                               Registered Owner(s):
                                                                    ------------

                            SUBSCRIPTION CERTIFICATE

                    (Front Side of Subscription Certificate)

                        BPI PACKAGING TECHNOLOGIES, INC.

           SUBSCRIPTION CERTIFICATE FOR COMMON SHARES. VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M. (EASTERN TIME) ON _______________, 2000, UNLESS EXTENDED, THE EXPIRATION DATE. THIS SUBSCRIPTION CERTIFICATE IS NOT TRANSFERABLE.

Expiration Date:                   , 2000             Number of Rights:
                 ------------------                                     -------
(Unless Extended)

           THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR COMMON SHARES. FULL INSTRUCTIONS APPEAR IN THE PROSPECTUS AND ON THE BACK OF THE SUBSCRIPTION CERTIFICATE.

         Subscriptions pursuant hereto are subject to the terms and conditions set forth in the Prospectus. Subscription payments pursuant to the exercise of basic rights and oversubscription rights shall be made by: (i) bank draft drawn upon a United States bank or a postal, telegraphic or express money order payable to "American Stock Transfer and Trust Company, as Subscription Agent"; (ii) wire transfer of funds to the account maintained by the Subscription Agent for such purpose (see reverse for instructions); or
(iii) notice of guaranteed delivery of payment (as described in the Prospectus). The subscription form on the reverse side hereof must be properly completed and executed and this Subscription Certificate must be surrendered, along with the applicable subscription payment, to the Subscription Agent prior to the Expiration Date.

         This Subscription Certificate and the right to subscribe for common shares may not be transferred or assigned. The Subscription Certificate, when surrendered at the office of the Subscription Agent by the registered owner hereof in person or by attorney duly authorized in writing, may be exchanged for Subscription Certificates of different denominations of like tenor and representing in the aggregate the number of Rights indicated above.


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         This Subscription Certificate shall be delivered to the Subscription
Agent on or prior to _____________________, 2000.


IMPORTANT: Complete appropriate form on reverse.


BPI PACKAGING TECHNOLOGIES, INC.


--------------------------------

--------------------------------


AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Subscription Agent


------------------------------------------

------------------------------------------


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                   (Reverse Side of Subscription Certificate)

         BY MAIL:
         American Stock Transfer and Trust Company
         40 Wall Street
         46th Floor
         New York, New York 10005

         BY HAND DELIVERY:
         American Stock Transfer and Trust Company
         40 Wall Street
         46th Floor
         New York, New York 10005

         BY OVERNIGHT COURIER:
         American Stock Transfer and Trust Company
         Exchanges and Tenders
         40 Wall Street
         46th Floor
         New York, New York 10005

         The undersigned acknowledges receipt of the Prospectus, dated _______, 2000 relating to the Shares issuable upon exercise of Rights. Any certificates for the Shares issued in connection with this subscription should be issued in the name(s) set forth on the face hereof and delivered to the address stated below.

         TO SUBSCRIBE FOR SHARES: Upon the terms and conditions set forth herein and in the Prospectus, I hereby irrevocably subscribe for Shares as set forth below and herewith tender subscription payments as calculated below. I understand that my subscription is subject to acceptance by the Company.

I.   A.  Number of shares subscribed for                     ___________________
         pursuant to basic rights.
         (NOTE: You may subscribe
         for any number of shares equal to or
         less than the number of Rights
         evidenced by this Subscription
         Certificate. You may not subscribe
         under this Item I(A) for a number of
         shares greater than the number of
         such Rights.)

     B.  Subscription price                                  $0.04 per share

     C.  Payment for shares pursuant to basic   I(A) x I(B)  ___________________
         rights

II.  A.  Number of shares  subscribed  for                   ___________________
         pursuant to oversubscription  rights.
         (NOTE: You may subscribe under
         this Item II(A) for any number of
         shares, provided you have subscribed
         under Item I(A) for the maximum number
         of Shares you are entitled to
         subscribe to thereunder.)

     B.  Subscription price                                  $0.04 per share


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     C.  Payment for shares pursuant to       II(A) x II(B)  ___________________
         oversubscription rights

         Total payment for shares (total of I(C) and II(C)): ___________________

         If payment is made by wire transfer, the instructions are as follows:
         Chase Manhattan Bank, ABA No. 021-000021, A/C 323062547.

     / / Check here if rights are being issued pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

         Name(s) of Registered Holder(s):
                                            ------------------------------------
         Window Ticket Number (if any):
                                            ------------------------------------
         Date of execution of Notice of
         Guaranteed Delivery:
                                            ------------------------------------

         Name of institution which
         guaranteed delivery:
                                            ------------------------------------

                                Signature(s)
                                            -----------------------------------
                                            -----------------------------------
                                (if jointly owned, both must sign)

                                (NOTE: The above signature(s) must
                                correspond with the name(s) written
                                upon the face of this Subscription
                                Certificate in every particular,
                                without alteration.)

                                Social Security or Other
                                Tax Identification Number
                                                         ----------------------
                                Address
                                       ----------------------------------------
                                       ----------------------------------------


                                Telephone Number
                                                -------------------------------

                                Dated ________________________, 2000


                                Signature
                                Guarantee
                                          -------------------------------------
                                (if applicable)   Eligible Guarantor
                                                  Institution:

                                                  By:
                                                     ---------------------------
                                                  Its:--------------------------


           THIS SUBSCRIPTION CERTIFICATE IS IRREVOCABLE AND SUBJECT TO
              ACCEPTANCE BY THE COMPANY. PAYMENT IN FULL MUST
             ACCOMPANY THIS SUBSCRIPTION CERTIFICATE, UNLESS THE
      REGISTERED HOLDER(S) PREVIOUSLY FILED A NOTICE OF GUARANTEED DELIVERY.